Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of the Federal Home Loan Bank of Cincinnati (the FHLB) on Form 10-Q for the period ending September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the FHLB.

/s/ Andrew S. Howell
Andrew S. Howell
President and Chief Executive Officer
November 9, 2017

/s/ Donald R. Able
Donald R. Able
Executive Vice President-Chief Operating Officer and Chief Financial Officer
November 9, 2017